Filed Pursuant to Rule 424(b)(3)
Registration No. 333-143478

PROSPECTUS SUPPLEMENT NO. 2
TO PROSPECTUS DATED JUNE 5, 2008

STARTECH ENVIRONMENTAL CORPORATION

_________________

This Prospectus Supplement No. 2 supplements information contained in our prospectus dated June 5, 2008, as amended and supplemented from time to time, and includes the attached Current Report on Form 8-K as filed with the Securities and Exchange Commission on July 18, 2008. This prospectus relates to the resale by the selling securityholders identified on pages 95-98 of the prospectus of up to 5,813,453 shares of our common stock, no par value.

You should read this Prospectus Supplement No. 2 in conjunction with the prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any amendments or supplements thereto.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.

PLEASE CAREFULLY CONSIDER THE “RISK FACTORS” BEGINNING ON PAGE 13 OF THE PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus Supplement No. 2 or the Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 18, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   July 15, 2008

Startech Environmental Corporation
(Exact Name of Registrant as Specified in Charter)

Colorado	0-25312	84-128657
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

88 Danbury Road, Suite 2A
Wilton, CT 06897
(Address of Principal Executive Offices)
(Zip Code)

(203) 762-2499
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 15, 2008, Peter J. Scanlon, the Chief Financial Officer, Vice President, Treasurer and Secretary of Startech Environmental Corporation (the “Company”), informed the board of directors of the Company that for family reasons, he has decided to retire from the Company effective October 31, 2008.  Mr. Scanlon has served with the Company for ten years.

The Company has initiated the process of searching for Mr. Scanlon’s replacement in an effort to provide for an orderly transition upon his retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2008

                                                STARTECH ENVIRONMENTAL CORPORATION

                                                By: /s/ Joseph F. Longo
                                Name: Joseph F. Longo
                                                    Title:   Chief Executive Officer